Exhibit 99.1

DELPHAX TECHNOLOGIES REPORTS FIRST-QUARTER RESULTS
CR Series Presses Lead Strongest Equipment Sales in 3 Years; Service Revenues Lag

MINNEAPOLIS, February 8, 2006 — Delphax Technologies Inc. (Nasdaq:DLPX) today reported that its fiscal 2006 first-quarter sales of printing equipment were the strongest for any single quarter in three years, but were offset by a larger-than-expected decline in service-related revenues. Total net sales for the first quarter ended December 31, 2005 were $12.7 million, a decrease of 2 percent from $13.0 million for the first quarter of fiscal 2005.

Fiscal 2006 first-quarter operating income was $257,000, compared with an operating loss of $132,000 for the same period a year ago. After three consecutive profitable quarters, the company reported a first-quarter net loss of $156,000, or $0.02 per share, compared with a net loss of $519,000, or $0.08 per share, for the first quarter of fiscal 2005.

Both equipment sales and total sales were up sequentially from the fourth quarter of fiscal 2005.

Led by the sale of three of the company’s high-speed CR Series digital roll-fed presses, fiscal 2006 first-quarter equipment sales were $2.6 million, up 91 percent from $1.4 million a year earlier and up 174 percent from $1.0 million in the fiscal 2005 fourth quarter. Sales of maintenance, spares and supplies were $10.1 million for the fiscal 2006 first quarter, down 13 percent from $11.6 million for the first quarter of fiscal 2005 and down 14 percent sequentially from $11.7 million for the fourth fiscal quarter of 2005.”

“The sale of three CR Series presses in a single quarter compares with four CR Series sales in all of fiscal 2005,” said Jay Herman, chairman and chief executive officer. “These new placements are further evidence that the industry-leading performance of the CR Series is winning recognition and credibility in the mainstream commercial printing marketplace. The buyers are strategically important customers in the key market segments we are targeting.”

The major first-quarter equipment sales were:

•	A CR2000 press to Muller Martini, a leading manufacturer of print finishing systems. This is the first sale growing out of Muller Martini’s selection of the CR2000 to power its new SigmaLine OnDemand book publishing system. The sale followed successful completion of a beta test by a European company. A second SigmaLine system is in test with a prospective North American buyer.

•	Two CR1300 presses to a leading publisher of legal analysis and case law documents. These two presses were selected to replace a major competitor’s presses on the basis of demonstrated advantages in productivity and improved print-quality.

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“We were disappointed with the unusual drop-off in revenues from consumables and supplies during the first quarter, but do not believe it will be representative of our full-year performance,” Herman said. “The shortfall reflected what we believe to have been a temporary decrease in print production volume on the part of some of our major customers. We expect print volumes to increase towards more typical levels in the second quarter.

“As additional CR Series presses go on line and usage builds over time, we expect a solid resumption of overall service-related revenue growth.”

Delphax Technologies Inc. will discuss its fiscal 2006 first quarter results in a conference call for investors and analysts today, Wednesday, February 8, 2006, at 3:30 p.m. Central Time. To participate in the conference call, please call 1-303-205-0066 shortly before 3:30 p.m. Central Time and ask for the DELPHAX conference call. To listen to a taped replay of the conference, call 1-303-590-3000 and enter the pass code 11052849#. The replay will be available beginning at 5:30 p.m. Central Time February 8, and will remain active through February 15, 2006.

About Delphax Technologies Inc.
Delphax Technologies Inc. is a global leader in the design, manufacture and delivery of advanced digital print production systems based on its patented electron-beam imaging (EBI) technology. Delphax digital presses deliver industry-leading throughput for both roll-fed and cut-sheet printing environments. These flagship products are extremely versatile and handle a wide range of substrates from ultra lightweight paper to heavy stock. Delphax provides digital printing solutions to publishers, direct mailers and other printers that require systems capable of supporting a wide range of commercial printing applications. The company also licenses and manufactures EBI technology for OEM partners that create differentiated product solutions for additional markets. There are currently installations using Delphax EBI technology in more than 60 countries worldwide. Headquartered in Minneapolis, with subsidiary offices in Canada, the United Kingdom and France, the company’s common stock is publicly traded on the National Market tier of the Nasdaq Stock Market under the symbol: DLPX. Additional information is available on the company’s website at www.delphax.com.

Statements made in this news release concerning the company’s or management’s expectation about future results or events are “forward-looking statements.” Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the company’s current expectations is contained in the company’s periodic filings with the Securities and Exchange Commission.

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CONTACTS:
Gregory S. Furness Interim Chief Financial Officer Delphax Technologies Inc. (952) 939-9000	Tom Langenfeld (for Delphax Technologies Inc.) (952) 920-4624

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DELPHAX TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31

	2005	2004

Sales:
Maintenance, spares and supplies	$10,095	$11,588
Printing equipment	2,642	1,382

NET SALES	12,737	12,970
Cost of sales	6,023	6,287

GROSS PROFIT	6,714	6,683
Operating expenses:
Selling, general and administrative	5,319	5,746
Research and development	1,138	1,069

	6,457	6,815

OPERATING INCOME (LOSS)	257	(132)
Net interest expense	235	259
Foreign currency exchange loss	95	116

LOSS BEFORE TAXES	(73)	(507)
Income tax expense	83	12

NET LOSS	$(156)	$(519)

Basic loss per common share	$(0.02)	$(0.08)
Loss per common share -
assuming dilution	(0.02)	(0.08)
Weighted average number of shares
outstanding during the period:
Basic	6,356	6,287
Diluted	6,356	6,287

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DELPHAX TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	December 31,	September 30,
	2005	2005

ASSETS

Cash and cash equivalents	$955	$736
Accounts receivable — net	7,862	6,615
Inventories	19,211	19,470
Other current assets	2,169	2,000
Total current assets	30,197	28,821
Fixed assets — net	1,315	1,454
Other non-current assets	126	125

Total Assets	$31,638	$30,400

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable and accrued expenses	$6,326	$7,072
Current portion of debt	193	193
Total current liabilities	6,519	7,265
Long-term portion of debt	8,092	5,989
Other long-term liabilities	51	74
Total liabilities	14,662	13,328
Shareholders’ equity	16,976	17,072

Total Liabilities and Shareholders’ Equity	$31,638	$30,400

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DELPHAX TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

Three Months Ended
December 31

	2005	2004

OPERATING ACTIVITIES

Net loss	$(156)	$(519)
Adjustments to reconcile net loss to net cash (used in)
provided by operating activities:
Depreciation and amortization	240	287
Non-cash interest on 7% convertible subordinated notes	126	148
Stock-based compensation	51	—
Other	—	19
Changes in operating assets and liabilities:
Accounts receivable - net	(1,247)	(261)
Inventory	259	1,081
Other current assets	(169)	334
Accounts payable and accrued expenses, deposits
and other	(699)	(1,194)
Deferred revenue	(33)	111

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(1,628)	6
INVESTING ACTIVITIES

Purchase of equipment and fixtures	(101)	(56)

NET CASH USED IN INVESTING ACTIVITIES	(101)	(56)
FINANCING ACTIVITIES

Additional borrowing (repayment) on bank credit facilities, net	2,016	(558)
Principal payments on capital lease obligations	(27)	(23)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,989	(581)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(41)	41

DECREASE IN CASH AND CASH EQUIVALENTS	219	(590)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	736	1,314

CASH AND CASH EQUIVALENTS, END OF PERIOD	$955	$724

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